                                  Exhibit 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   Six Months Ended June 30
                                   ------------------------
                                       1998        1997
                                       ----        ----

Average shares outstanding:Basic     4,923,180   4,999,841
                                    ==========  ==========

Net income                              92,549     274,557
                                    ==========  ==========

Net income per share                $      .02  $      .05
                                    ==========  ==========

Effect of dilutive stock
options                                102,440         -0-
                                    ----------  ----------

Average shares outstanding:
Diluted                              5,025,620   4,999,841
                                    ==========  ==========

Net income per share                $      .02  $      .05
                                    ==========  ==========




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